Exhibit 2.2


                                ESCROW AGREEMENT

         This ESCROW AGREEMENT is made this March 1, 2000 by and among Rimage Corporation, a Minnesota corporation ("Rimage"), and John Kubinski as the Shareholder Agent (the "Shareholder Agent") of all of the shareholders ("Shareholders") of Cedar Technologies, Inc., a Minnesota corporation ("Company") and U.S. Bank Trust National Association, a national banking association, as the Escrow Agent (the "Escrow Agent").

                                  INTRODUCTION

         A. Rimage, the Company and certain of the Shareholders are parties to and the Shareholders have approved in accordance with Minnesota law, an Agreement and Plan of Merger dated February 25, 2000 (the "Agreement") under the terms of which CDR Acquisition Inc. will be merged with and into Company ("Merger Subsidiary") and all of the shares of Common Stock held by Shareholders will be exchanged for shares of Common Stock, $.01 par value, of Rimage ("Rimage Common"). The Agreement provides for the execution and delivery at the Effective Time thereunder of an escrow agreement, to provide security for certain indemnifications, as specified in the Agreement. Rimage, the Company and the Shareholder Agent on behalf of the Shareholders have agreed that the execution and delivery of this Escrow Agreement and the establishment of the Escrow Fund provided for herein shall satisfy the obligations of the parties to execute and deliver such escrow agreement. As hereafter provided, the Escrow Fund hereunder shall initially fund and secure the indemnification obligations of the Company and the Shareholders contemplated by Section 9.2 of the Agreement (the "Escrow Fund Indemnities"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         B. Pursuant to the Agreement, Rimage and the Shareholders have agreed that the Shareholders shall transfer to the Escrow Agent 33,661 shares of Rimage Common (representing 10% (rounded up to the nearest whole share) of the number of shares of Rimage Common received by each such Shareholders for the common stock of the Company) to be deposited at the Effective Time in escrow with the Escrow Agent and held in accordance with the terms of this Escrow Agreement (the "Rimage Escrowed Stock").

         In consideration of the foregoing recitals, the transactions contemplated by the Agreement, the covenants and agreements herein set forth, and for other valuable consideration the receipt of which is hereby acknowledged the parties further agree as follows:

         1. APPOINTMENT AND AGREEMENT OF THE ESCROW AGENT. Rimage, the Company and the Shareholder Agent, on behalf of the Shareholders, hereby appoint U.S. Bank Trust National Association, as the Escrow Agent, and U.S. Bank Trust National Association agrees to perform the duties of the Escrow Agent under this Agreement. This Escrow Agreement shall be administered at and the Rimage Escrowed Stock held in St. Paul, Minnesota, by the Escrow Agent at the address set forth in 10.2.

         2. AGREEMENT NOT LIMITED BY THIS ESCROW AGREEMENT. This Escrow Agreement and the deposit of the Rimage Escrowed Stock are without prejudice to and are not in limitation of (i) any obligations of Shareholders to Rimage in respect of the indemnity and of any of the covenants, representations or warranties of the Shareholders and the Company, contained in the Agreement and
(ii) any obligations of Rimage and Merger Subsidiary to Shareholders in respect of the indemnity and of any of

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the covenants, representations or warranties of Rimage and Merger Subsidiary, contained in the Agreement.

         3. ESTABLISHMENT OF ESCROW.

                  3.1. DELIVERY OF PROPERTY. (a) Simultaneously with the execution of this Escrow Agreement, Rimage has deposited with the Escrow Agent certificates in negotiable form representing the Rimage Escrowed Stock.

                  (b) Together with the certificates of Rimage Escrowed Stock transferred to the Escrow Agent, Shareholder Agent, in accordance with the power of attorney contained in Section 9.5(a) of the Agreement, has delivered to the Escrow Agent duly executed stock powers (endorsed in blank) with respect thereto with signatures medallion guaranteed.

                  (c) The Escrow Fund shall be held and used only for and in respect of those purposes specified under the heading "Introduction."

                  3.2. RECEIPT. The Escrow Agent hereby acknowledges receipt of the Rimage Escrowed Stock and agrees to hold and disburse the Escrow Fund in accordance with the terms and conditions of this Escrow Agreement for the uses and purposes stated herein.

                  3.3. VOTING RIGHTS OF RIMAGE ESCROWED STOCK. All voting rights with respect to Rimage Escrowed Stock shall be exercised by the Shareholders in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to Shareholders such proxies, consents or other documents a may be necessary to enable the respective Shareholders to exercise such rights. The Shareholders shall be entitled to any dividends or distributions paid on the Rimage Escrowed Stock.

         4. LIABILITIES ETC. COVERED. This Escrow Agreement has been executed and the deposit of the Rimage Escrowed Stock hereunder has been made pursuant to
Section 2.5(b) of the Agreement. The deposit of the Rimage Escrowed Stock in the Escrow Fund has been made for the purpose of funding and securing, to the extent of the Escrow Fund, the Escrow Fund Indemnities until the first anniversary of the date hereof.

         5. PROCEDURES FOR DISBURSEMENT OF THE ESCROW FUND.

                  5.1. DISBURSEMENT OF THE ESCROW FUND. The Escrow Agent shall distribute the Rimage Escrowed Stock whenever there shall be delivered to the Escrow Agent (a) a certificate signed by Rimage and the Shareholder Agent certifying, or (b) a certified copy of a judgment of a court of competent jurisdiction determining, that an amount is due from Shareholders pursuant to Section 9.2 of the Agreement; provided, however, that the Escrow Agent shall not be required to make such distribution more than once per month. The Escrow Agent shall, to the extent that the amount of Rimage Escrowed Stock then held by it in the Escrow Fund shall be sufficient for such purpose, cause certificates of shares of the Rimage Escrowed Stock (in each Shareholders' name in proportion to their respective holdings) having a value (based upon the average of the last sale prices of Rimage Common as quoted on the Nasdaq on the five trading days ending on the date preceding distribution of the Rimage Escrowed Stock) equal to such amount, and duly executed stock powers with respect to such certificates, with signatures guaranteed by a bank or trust


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         company or by a member firm of the National Association of Securities
         Dealers, Inc., to be delivered to Rimage.

                  5.2. NO FRACTIONAL SHARES. In the event of any disbursement of Rimage Escrowed Stock pursuant to subparagraph 5.1, no fractional shares shall be delivered, but rather the Escrow Agent shall adjust the amount of Rimage Escrowed Stock to be delivered to Rimage by rounding to the nearest whole share.

         6. TERMINATION OF ESCROW. (a) On the first anniversary of the date hereof (the "Termination Date"), and provided that there are no pending Claims, or litigation that would give rise to Claims, for Losses (as defined in the Agreement), the Escrow Agent shall deliver to the Shareholders the Rimage Escrowed Stock (plus all interest or other income attributable thereto and not previously distributed) then held hereunder in the Escrow Fund.

         (b) This Escrow Agreement shall automatically terminate if and when all the Rimage Escrowed Stock (plus all interest or other income attributable thereto and not previously distributed) shall have been distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement.

         7. RETENTION OF RIMAGE ESCROWED STOCK FOLLOWING THE TERMINATION DATE. In the event that at the Termination Date claims for indemnification shall have been made pursuant to Section 9.2 of the Agreement, then Rimage may in good faith, at any time, prior to the Termination Date notify the Escrow Agent to such effect in writing, which written notice shall describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim, and the estimated amount of each such claim, and the provisions of the Agreement or this Escrow Agreement on which each such claim is based. Rimage shall promptly deliver to Shareholder Agent a copy of such written notice. The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by Rimage to Shareholder Agent, but agrees to forward to Shareholder Agent, promptly, by messenger, a copy of the notice received by it. Certificates representing shares of the Rimage Escrowed Stock having a value (based upon the average of the last sale prices of Rimage Common Stock as quoted on the Nasdaq on the five trading days ending on the date preceding the Termination Date) equal to one hundred and twenty-five percent (125%) of the total of the amounts set forth in such written notice with respect to the claim or claims described therein shall be set aside and retained (to the extent available in the then remaining Escrow Fund) by the Escrow Agent as a reserve to cover such claim or claims and all dividends, interest and other amounts with respect to such shares then held in the Escrow Fund shall also be set aside and retained (such certificates and such other amounts so set aside and reserved being herein called the "Escrow Fund Reserved Amount").

         8. NO TRANSFER OF RIMAGE ESCROWED STOCK. While any Rimage Escrowed Stock shall continue to be held by the Escrow Agent, no Shareholder will transfer, sell, pledge, create a security interest in or otherwise dispose of their rights to any dividends or distributions with respect to the Rimage Escrowed Stock.


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         9. THE ESCROW AGENT.

                  9.1. INDEMNIFICATION OF THE ESCROW AGENT. Rimage and Shareholders, jointly but not severally, agree to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from and against any and all costs, charges, damages, and attorneys' fees which the Escrow Agent in good faith may incur or suffer in connection with or arising out of this Escrow Agreement.

                  9.2. DUTIES OF THE ESCROW AGENT. The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable for any act or omission except for its own negligence or willful misconduct.

                  9.3. FEES OF THE ESCROW AGENT. The fees and charges of the Escrow Agent with respect to this Agreement shall be paid by Rimage in accordance with the Escrow Agent's fees as set forth on Schedule A hereto.

                  9.4. THE ESCROW AGENT TO FOLLOW INSTRUCTION OF RIMAGE AND SHAREHOLDERS. Any provision herein contained to the contrary notwithstanding, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Rimage Escrowed Stock as shall be agreed to in writing by Rimage and Shareholder Agent.

                  9.5. RESIGNATION OF THE ESCROW AGENT. The Escrow Agent may resign at any time by providing Rimage and Shareholders with thirty
         (30) days' written notice of its intention to do so. Upon receiving such notice, Rimage and Shareholders shall endeavor to appoint a mutually agreeable successor the Escrow Agent. If Rimage and Shareholders are unable to appoint a successor the Escrow Agent within thirty (30) days of receipt by each of them of the Escrow Agent's notice of its intention to resign, the Escrow Agent may petition a court of competent jurisdiction to appoint a successor. The Escrow Agent's resignation shall be effective upon delivery of the Rimage Escrowed Stock to the successor Escrow Agent and the successor assuming the obligations, rights and duties of the Escrow Agent hereunder.

         10. OTHER PROVISIONS.

                  10.1. SECURITY INTEREST. (a) The Shareholder Agent, on behalf of each of the Shareholders, hereby grants to Rimage a first priority perfected security interest in the Rimage Escrowed Stock to secure the performance of the contingent obligations and indemnification obligations of Shareholders under the Agreement and the performance of their obligations to Rimage under this Escrow Agreement. This Escrow Agreement shall constitute a security agreement under applicable law.

                  (b) The parties agree that this security interest shall attach as of the execution of this Escrow Agreement. The parties agree that, for the purpose of perfecting Rimage's security interest in the above designated Rimage Escrowed Stock held by the Escrow Agent pursuant to this Escrow Agreement, Rimage designates the Escrow Agent to acquire and maintain possession of the Rimage Escrowed Stock and act as bailee for Rimage with notice of Rimage' security interest in said property under the Uniform Commercial Code and that possession of the Rimage Escrowed Stock by the Escrow Agent acknowledges that it holds the Rimage Escrowed Stock for Rimage for purposes of perfecting the security interest. All bank or deposit accounts holding cash constituting


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         part of the Escrow Fund shall be maintained in the name of the Escrow
         Agent as bailee for Rimage, as secured party, under this Escrow Agreement and the Escrow Agent shall have sole dominion and control over such accounts. Shareholders and the Escrow Agent shall take all other actions requested by Rimage to maintain the perfection and priority of the security interest in the Escrow Fund.

                  (c) Rimage shall release the security interest herein granted and the security interest shall be terminated to the extent of any disbursement of Escrow Fund hereunder by the Escrow Agent in accordance with the terms of this Escrow Agreement. Upon final disbursement of any Escrow Fund to Shareholders, Rimage shall do all acts and things reasonably necessary to release and extinguish such security interest. Shareholders and Rimage hereby specifically agree and acknowledge that the grant of this security interest pursuant to this Paragraph 10.1 shall not in any way modify either the procedures Shareholders and/or Rimage must follow in order to obtain possession of any of the Escrow Fund from those procedures and rights expressly provided for in this Escrow Agreement or in the Agreement.

                  10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

                  (a) If to Rimage:

                      Rimage Corporation
                      ATTN: Bernie Aldrich, Chief Executive Officer 7725 Washington Avenue South
                      Minneapolis, Minnesota 55439

                      With a copy to:

                      Dorsey & Whitney LLP
                      ATTN: Thomas O. Martin
                      220 South Sixth Street
                      Minneapolis, Minnesota 55402-1498
                      telephone number: (612) 340-8706
                      Fax number:(612) 340-8738

                  (b) If to Shareholder Agent (on behalf of the Shareholders):

                      John Kubinski
                      2720 Nevada Avenue North
                      New Hope, Minnesota 55427

                  (c) If to the Escrow Agent:

                      U.S. Bank Trust National Association
                      U.S. Bank Trust Center - SPFT0210


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                      180 East Fifth Street
                      St. Paul, Minnesota 55101
                      Attn: Thomas M. Gronlund
                      Facsimile: (651) 244-0089

                  10.3. BENEFIT AND ASSIGNMENT. Except to the extent the Agreement is freely assignable by Rimage, the rights and obligations of each party under this Escrow Agreement may not be assigned without the prior written consent of all other parties. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Escrow Agreement, expressed or implied, is intended to or shall (i) confer on any person other than the parties hereto, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement, or (ii) constitute the parties hereto as partners or participants in a joint venture. The Escrow Agent shall not be obligated to recognize any such succession or assignment until satisfactory written evidence thereof shall have been received by it.

                  10.4. ENTIRE AGREEMENT; AMENDMENT. This Escrow Agreement and the Agreement contains all the terms agreed upon by the parties with respect to the subject matter hereof. This Escrow Agreement may be amended only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought.

                  10.5. HEADINGS. The headings of the section and subsections of this Escrow Agreement are for ease of reference only and shall not be deemed to evidence or affect the meaning or construction of any of the provisions hereof.

                  10.6. GOVERNING LAW. This Escrow Agreement shall be construed, as to both validity and performance, enforced in accordance with and interpreted and governed by the laws of the State of Minnesota.

                  10.7. ATTORNEYS' FEES. Should any litigation be commenced between Rimage and Shareholders concerning this Escrow Agreement or the rights and duties of any party in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for such party's attorneys' fees in such litigation which, shall be determined by the court in such litigation or in a separate action brought for that purpose.

                  10.8. COUNTERPARTS. This Escrow Agreement may be executed in multiple counterparts, all of which taken together shall constitute one instrument.


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         IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed on the date first written above by their respective officers duly authorized.




SHAREHOLDER AGENT                            RIMAGE CORPORATION



---------------------------------            ---------------------------------
John Kubinski                                Bernard P. Aldrich
                                             Chief Executive Officer



                                             U.S. BANK TRUST NATIONAL
                                             ASSOCIATION


                                             By:
                                                --------------------------------
                                                Its:
                                                    ----------------------------


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